Exhibit F - Illustration of Policy Benefits


The following tables are part of a standard illustration. They illustrate how Accumulation Values, Net Cash Values and death benefits of a policy change based on the investment experience of the variable options. Standard illustrations will show values based on current charges as well as guaranteed charges. The illustrations are hypothetical and may not be used to project or predict investment results. The Accumulation Values, Net Cash Values and death benefits in the tables take into account all charges and deductions against the policy, assuming no riders or endorsements are elected. If LifeFund Benefits are included in the policy, these tables would include numbers showing the Preferred Settlement Value for each policy year. The following tables assume that the cost of insurance rates for the policy are based on the guaranteed rates appropriate to the risk classification shown. These tables also assume that a level annual premium of $700.00 was paid. These tables assume that the insured is in the standard, non-smoker classification. For insureds who are classified as smoker or less favorable risk status, the cost of insurance will be greater and the policy values will be less, given the same assumed hypothetical gross annual investment rates of return. The cost of insurance will be less and the policy values will be greater for female insureds of comparable risk status. Some states require that the policies contain tables based upon unisex rates.

Gross investment returns of 0% and 12% are assumed to be level for all years shown. The values would be different if the rates of return averaged 0% and 12% over the period of years but fluctuated above and below those averages during individual years.

The values shown reflect the fact that the net investment return of the variable options is lower than the gross investment return on the assets held in the portfolios because of the charges assessed on amounts in the variable options. The daily investment advisory fee for the portfolios is assumed to be equal to an annual rate of 0.68% of the net assets of the portfolios (which is the average of the investment advisory fees assessed in 2000). The values also assume that each portfolio will incur operating expenses annually which are assumed to be 0.34% of the average net assets of the portfolio. This is the average in 2000 after expense reimbursements or waivers. The variable options will be assessed mortality and expense risk charges of 0.60% of the average daily net assets of the variable option. After taking these expenses and charges into consideration, the illustrated gross annual investment rates of 0% and 12% are equivalent to net rates of -1.61% and 10.20%.

We deduct an insurance risk charge for a policy month from the Accumulation Values. The cost of insurance rate is based on the sex (where permitted by state law), attained age, risk classification of the insured, and Specified Amount band of the policy.

We assume that there are no policy loans and there is no investment in the fixed account in these illustrations.


                                          ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                                                      VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: A

                                                                    Values Based on Current Charges

                                           Values Projected At               Values Projected At
                                                   0.00%                           12.00%
  End                        Accum                Net       Net                     Net       Net
  Of             Annual      @5.00%     Policy    Cash      Death        Policy     Cash      Death
  Yr.     Age    Premium    Premium     Account    Value    Benefit      Account    Value     Benefit
-------- ------ ---------- ----------- ---------- --------- -------- -- ---------- --------- ----------

   1      35         700      732         316          0    100,000         373         0      100,000
   2      36         700    1,501         618          0    100,000         776         0      100,000
   3      37         700    2,308         905          0    100,000       1,208         0      100,000
   4      38         700    3,155       1,174          0    100,000       1,672         0      100,000
   5      39         700    4,045       1,426          0    100,000       2,170       100      100,000

   6      40         700    4,979       1,810          0    100,000       2,864       794      100,000
   7      41         700    5,960       2,206        136    100,000       3,648     1,578      100,000
   8      42         700    6,990       2,610        540    100,000       4,530     2,460      100,000
   9      43         700    8,072       3,016        946    100,000       5,510     3,440      100,000
  10      44         700    9,207       3,413      1,343    100,000       6,590     4,520      100,000

  15      49         700   15,796       5,135      5,135    100,000      13,715    13,715      100,000
  20      54         700   24,205       6,178      6,178    100,000      24,792    24,792      100,000
  25      59         700   34,937       6,182      6,182    100,000      41,956    41,956      123,741
  30      64         700   48,634       4,524      4,524    100,000      67,048    67,048      172,842
  35      69         700   66,116         218        218    100,000      85,453    85,453      393,746

These values are based on the illustrated rates of return and current expense charges and cost of insurance charges now in effect, which are subject to change. The current minimum fees are 3.50% of premiums paid in years 1 to 5, and 1.75% thereafter. The current monthly administration charges are $14.00 per month in year 1 to 5 and $4.00 per month thereafter.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and differed investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different than those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.



                                          ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                                                      VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: B

                                               Values Based on Current Charges

                                           Values Projected At              Values Projected At
                                                   0.00%                          12.00%
  End                        Accum                 Net       Net                   Net       Net
  Of             Annual      @5.00%     Policy     Cash      Death      Policy     Cash      Death
  Yr.     Age    Premium    Premium     Account    Value    Benefit     Account    Value     Benefit
-------- ------ ---------- ----------- ---------- --------- ---------- ---------- --------- ----------

   1      35       700        732         315        0       100,315       372         0      100,372
   2      36       700      1,501         616        0       100,616       773         0      100,773
   3      37       700      2,308         900        0       100,900     1,203         0      101,203
   4      38       700      3,155       1,167        0       101,167     1,662         0      101,662
   5      39       700      4,045       1,416        0       101,416     2,153        83      102,153

   6      40       700      4,979       1,795        0       101,795    2,839        769      102,839
   7      41       700      5,960       2,187      117       102,187    3,614      1,544      103,614
   8      42       700      6,990       2,586      516       102,586    4,483      2,413      104,483
   9      43       700      8,072       2,987      917       102,987    5,448      3,378      105,448
  10      44       700      9,207       3,378    1,308       103,378    6,510      4,440      106,510

  15      49       700     15,796       5,054    5,054       105,054   13,444     13,444      113,444
  20      54       700     24,205       6,002    6,002       106,002   23,938     23,938      123,938
  25      59       700     34,937       5,842    5,842       105,842   39,630     39,630      139,630
  30      64       700     48,634       3,952    3,952       103,952   62,842     62,842      162,842
  35      69       700     66,116           0        0             0   80,317     80,317      370,081

These values are based on illustrated rates of return and current expenses and cost of insurance charges now in effect, which are subject to change. The current monthly administration charges are $14.00 per month in year 1 to 5 and $4.00 per month thereafter.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and different investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different than those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.




                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                             VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: A



                                           Values Projected At
                                                   0.00%                        12.00%
  End                        Accum                Net       Net                 Net       Net
  Of             Annual      @5.00%      Accum    Cash      Death      Accum    Cash      Death
  Yr.     Age    Premium    Premium      Value     Value    Benefit    Value     Value     Benefit
-------- ------ ---------- ----------- ---------- --------- -------- ---------- --------- ----------

   1      35       700          732        299          0   100,000      355         0    100,000
   2      36       700        1,501        581          0   100,000      733         0    100,000
   3      37       700        2,308        848          0   100,000    1,139         0    100,000
   4      38       700        3,155      1,099          0   100,000    1,575         0    100,000
   5      39       700        4,045      1,335          0   100,000    2,043         0    100,000

   6      40       700        4,979      1,652          0   100,000    2,650       580    100,000
   7      41       700        5,960      1,952          0   100,000    3,309     1,239    100,000
   8      42       700        6,990      2,226        156   100,000    4,012     1,942    100,000
   9      43       700        8,072      2,472        402   100,000    4,764     2,694    100,000
  10      44       700        9,207      2,693        623   100,000    5,572     3,502    100,000

  15      49       700       15,796      3,368      3,368   100,000   10,639    10,639    100,000
  20      54       700       24,205      2,983      2,983   100,000   17,853    17,853    100,000
  25      59       700       34,937        777        777   100,000   28,034    28,034    100,000
  30      64       700       48,634          0          0         0   42,533    42,533    109,777
  35      69       700       66,116          0          0         0   43,479    43,479    201,290

These values are based on illustrated rates of return and guaranteed expense charges and cost of insurance charges. The guaranteed premium charge is 5% of all premiums. The guaranteed monthly administrative charges are $15.00 per month in year 1 to 5 and $6 per month thereafter.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and different investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different from those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.



                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                             VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: B



                                           Values Projected At
                                                   0.00%                        12.00%
  End                        Accum                Net       Net                 Net       Net
  Of             Annual      @5.00%      Accum    Cash      Death      Accum    Cash      Death
  Yr.     Age    Premium    Premium      Value     Value    Benefit    Value     Value     Benefit
-------- ------ ---------- ----------- ---------- --------- -------- ---------- --------- ----------

   1      35       700          732        298          0   100,298      354         0    100,354
   2      36       700        1,501        579          0   100,579      731         0    100,731
   3      37       700        2,308        844          0   100,844    1,134         0    101,134
   4      38       700        3,155      1,093          0   101,093    1,565         0    101,565
   5      39       700        4,045      1,325          0   101,325    2,028         0    102,028

   6      40       700        4,979      1,638          0   101,638    2,627       557    102,627
   7      41       700        5,960      1,933          0   101,933    3,274     1,204    103,274
   8      42       700        6,990      2,200        130   102,200    3,961     1,891    103,961
   9      43       700        8,072      2,439        369   102,439    4,694     2,624    104,694
  10      44       700        9,207      2,651        581   102,651    5,476     3,406    105,476

  15      49       700       15,796      3,262      3,262   103,262   10,271    10,271    110,271
  20      54       700       24,205      2,777      2,777   102,777   16,690    16,690    116,690
  25      59       700       34,937        473        473   100,473   24,679    24,679    124,679
  30      64       700       48,634          0          0         0   33,553    33,553    133,553
  35      69       700       66,116          0          0         0   34,899    34,899    161,568

These values are based on illustrated rates of return and guaranteed expenses and cost of insurance charges. The guaranteed premium charge is 5% of all premiums. The guaranteed monthly administrative charges are $15.00 per month in year 1 to 5 and $6 per month thereafter.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and different investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different from those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.